Exhibit 5(b)


                        WORSHAM, FORSYTHE & WOOLDRIDGE, L.L.P.
                           Attorneys and Counselors at Law
                            1601 Bryan Street, 30th Floor
                                 Dallas, Texas 75201

                               Telephone (214) 979-3000
                                  Fax (214) 880-0011


                                   August 4, 1997


          TUC Holding Company
          Energy Plaza
          1601 Bryan Street
          Dallas, TX 75201

          Ladies and Gentlemen:

                    Referring to the Registration Statement on Form S-8 to be filed by TUC Holding Company (Company), on or about the date hereof, with the Securities and Exchange Commission (Commission) under the Securities Act of 1933, as amended, for the registration of 700,000 shares of the Company's common stock, without par value (Stock), to be offered from time to time in connection with the ENSERCH Corporation 1981 Stock Option Plan, the ENSERCH Corporation 1991 Stock Incentive Plan and the ENSERCH Corporation Management Incentive Plan (collectively, the Plans) we are of the opinion that:

                    1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

                    2. All requisite action necessary to make any shares of authorized but unissued Stock validly issued, fully paid and non-assessable will have been taken when any shares of authorized but unissued Stock shall have been issued pursuant to any of the Plans and delivered for the consideration contemplated in such Plan.

                    We hereby consent to the use of our name in the Registration Statement, and to the filing of this opinion with the Commission as an exhibit to the Registration Statement.


                                        Very truly yours,

                                        WORSHAM, FORSYTHE
                                          & WOOLDRIDGE, L.L.P.


                                        By: /s/ Neil D. Anderson
                                           -----------------------------
                                                          A Partner